                                                                   EXHIBIT 10.10

                   [LETTERHEAD OF M.H. MEYERSON & CO., INC.]

                                                                    May 18, 1995

Mr. Frank W. Peters
Chairman and
President
Franklin Telecommunications Corp.
733 Lakefield Road
Westlake Village, CA 91316

Dear Mr. Peters:

        THIS AGREEMENT (the "AGREEMENT") is made as of May 18, 1995 between Franklin Telecommunications Corp. -- NASDAQ Symbol: FTEL ("Franklin") and M.H. Meyerson & Co., Inc. ("MEYERSON").

        In consideration of the mutual covenants contained herein and intending to be legally bound thereby, FRANKLIN and MEYERSON hereby agree as follows:

        1. MEYERSON will perform investment banking services for FRANKLIN on the terms set forth below for a period four years from the date hereof. If both parties, FRANKLIN and MEYERSON, mutually agree, this agreement may be extended for an additional two years. Such services will be performed on a best efforts basis and will include, without limitation, assistance to FRANKLIN in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of FRANKLIN, all with the objective of accomplishing FRANKLIN's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist FRANKLIN in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds;
to provide planning, structuring, strategic and other advisory services to FRANKLIN; and to assist in negotiations on behalf of FRANKLIN. In each instance, MEYERSON will render such services as to which FRANKLIN and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and FRANKLIN.

        2. In connection with the performance of this AGREEMENT, MEYERSON and FRANKLIN shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

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Franklin Telecommunications Corp.
May 18, 1995
Page Two

        3. Your company is aware that Mr. Joseph Schmidt is a principal of our firm and had visited your offices in Westlake Village, California during the month of November in 1994.

        4. In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted Warrants to purchase a total of 200,000 Shares of Common Stock with an exercise price of $1.35 per Warrant with demand and piggy back registration rights after 24 months from the date of this AGREEMENT. These Warrants shall be vested as follows: 1/2 of the Warrants upon signing this AGREEMENT, and the balance of the Warrants 12 months thereafter. These Warrants and/or Underlying shares may be sold anytime after two years and for a period of four years from the date of this AGREEMENT.

        5. During the period of the exercise, as defined in paragraph four, the holders of at least 51% of the Shares of Common Stock and Warrants constituting the TOTAL MEYERSON EQUITY may demand, on one occasion only (but not within 180 days of an underwritten public offering), at MEYERSON's expense, including all expenses incurred by FRANKLIN (auditing, legal fees, etc.) agreed to by FRANKLIN and MEYERSON within reason, for the MEYERSON's shares of Common Stock only, FRANKLIN shall promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the MEYERSON Warrants and the shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES"). Additionally, if FRANKLIN, during the period of the exercise, as defined in paragraph four, files a Registration Statement covering the sale of any of FRANKLIN Common Stock then FRANKLIN, on each such occasion, at the request of the holders of at least 51% of the Shares of Common Stock and Warrants constituting the TOTAL MEYERSON EQUITY, shall include in any such Registration Statement, at FRANKLIN's expense, the MEYERSON SHARES, provided that, if the sale of Common Stock by FRANKLIN is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES of Common Stock in the Registration Statement, the MEYERSON SHARES of Common Stock shall not be so included.

        6. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy is presented to FRANKLIN's transfer agent, together with a certified check and a request that all or part of the MEYERSON Warrants be exercised, the certificates for the requested number of shares of Common Stock will be promptly issued.

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Franklin Telecommunications Corp.
May 18, 1995
Page Three

         7. FRANKLIN agrees to indemnify and hold MEYERSON and its associates harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of MEYERSON entering into or rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any act of MEYERSON involving intentional misconduct.

         8. MEYERSON agrees to indemnify and hold FRANKLIN and its associates harmless from and against any all losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any act of FRANKLIN involving intentional misconduct.

         9. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of FRANKLIN; nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor.

        10. This AGREEMENT may not be assigned by either party hereto, shall be interpreted in accordance with the laws of the State of New York, and shall be binding upon the successors of the parties.

        11. If any paragraph, sentence, clause of phrase of this Agreement is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

        12. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way effect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

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Franklin Telecommunications Corp.
May 18, 1995
Page Four

  13. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgment upon any such award may be entered in any Court, state, or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion or other application to an arbitration panel, Court or Judge, and any arbitration award or judgment may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

  14. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding the Company's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President and Leonard Parker, Senior Vice President, Compliance. If information is being faxed, our confidential compliance fax number is 1 (201) 332-1263 for communication use.

  IN WITNESS WHEREOF, the parities hereto have executed this AGREEMENT as of the day and year first above written.


M.H. MEYERSON & CO., INC                FRANKLIN TELECOMMUNICATIONS CORP.

By: /s/ MICHAEL SILVESTRI               By:  /s/ FRANK W. PETERS
   ----------------------                   --------------------
    Michael Silvestri                        Frank W. Peters
    President                                Chairman
                                             President
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                   [LETTERHEAD OF M.H. MEYERSON & CO., INC]







                                   AMENDMENT

This is an amendment to our original investment banking contract dated May 18, 1995. Your board of directors has approved the increasing of our investment banking contract from 200,000 warrants to 600,000 warrants at a price of $1.35 per warrant.

Please sign below indicating your agreement to the above.

Sincerely,

M.H. MEYERSON & CO., INC                Franklin Telecommunications Corp.

/s/ MICHAEL SILVESTRI                  /s/ FRANK W. PETERS
---------------------------            ---------------------------------
    Michael Silvestri                      Mr. Frank W. Peters
    President                              Chairman and President

SWORN AND SUBSCRIBED before me this ___ day of ________________ 1996.


                                        --------------------------------
                                        Notary Public

                                        My Commission Expires: